UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

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This additional soliciting material relates to the Consent Solicitation Statement of America First Multifamily Investors, L.P. (the “Partnership”) dated July 24, 2015. On September 8, 2015, the Partnership issued the following press release relating to the extension of the expiration date of the Partnership’s Consent Solicitation to 11:59 p.m. Eastern Daylight Time on September 15, 2015.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P. EXTENDS THE EXPIRATION OF ITS

CONSENT SOLICITATION

The Burlington Capital Group, LLC, the general partner of the general partner of America First Multifamily Investors, L.P. (NASDAQ: ATAX), announced today that it has extended the Expiration Date for ATAX’s Consent Solicitation to 11:59 pm Eastern Daylight Time on September 15, 2015. The definitive Consent Solicitation was filed with the Securities and Exchange Commission on July 24, 2015 and includes eight proposals detailed in that document.

“We have been encouraged by the results of the voting thus far and we encourage all ATAX unitholders that have not voted yet to do so”, said Mark A. Hiatt, ATAX’s Chief Executive Officer. “It is important that each unitholder vote “FOR” each of the eight proposals, no matter the size of your investment.”

There are three easy ways for ATAX’s unitholders to vote:

•	By phone: Call one of AST Fund Solutions’ specialists toll-free at (800) 591-8250, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. ATAX’s unitholders will need the control number which can be found on their consent form.

•	By FEDEX: Instructions will be provided to ATAX’s unitholders by calling AST Fund Solutions at (800) 591-8250.

•	By FAX: If Consent Solicitation materials were received by mail the consent form should be signed, dated and faxed to AST Fund Solutions at (201) 806-4191. The fax service is available 24 hours a day.

All unitholders who have previously voted in the Consent Solicitation do not need to re-vote or take any other action. The board of managers of The Burlington Capital Group LLC, recommends ATAX’s unitholders vote “FOR” all the proposals set forth in the Consent Solicitation Statement.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing, senior citizen residential properties, and commercial properties. The Company is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis in order to (i) increase the amount of interest available for distribution to our shareholders; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale. The Company expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Company seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership Agreement, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available on the World Wide Web at www.ataxfund.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and the overall negative economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.